UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14989 (Commission File Number)	25-1723342 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania (Address of principal executive offices)		15219 (Zip Code)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
On December 13, 2017, WESCO International, Inc. (the “Company”) issued a Press Release reaffirming its 2017 outlook, providing its 2018 outlook, and announcing a new share repurchase program. A copy of the Press Release is attached hereto as Exhibit 99.1.
On December 13, 2017, members of senior management of the Company will deliver a presentation on its outlook for 2018. The presentation will include a written communication comprised of slides and will be accessible on the Company’s website via webcast. The slides from the presentation are attached hereto as Exhibit 99.2.
Item 8.01. Other Events.
On December 7, 2017, the Board of Directors of the Company (the “Board”) approved the repurchase of up to $300 million of the Company’s common stock through December 31, 2020. The number, price, structure and timing of the repurchases, if any, will be at the Company’s sole discretion, and future repurchases will be evaluated by the Company depending on market conditions, liquidity and other factors. The Board may suspend, modify or terminate this repurchase program at any time without prior notice.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits
99.1    Press Release issued by WESCO International, Inc., dated December 13, 2017.
99.2    Slide presentation for investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.

By:	/s/ David S. Schulz
David S. Schulz
Senior Vice President and Chief Financial Officer

Dated:	December 13, 2017